Articles of Association of Credit Suisse AG

August 5, 2010
Note:
Any references in this document to the masculine with respect to persons or titles shall relate to and be valid for both genders.

Articles of Association of Credit Suisse AG
Note:
I. Name, registered office, duration and purpose of the Company
II. Share capital, shares and participation capital
III. The governing bodies of the Company
IV. Corporate Signature
V. Financial statements and allocation of the disposable profit
VI. Official notices
VII. Pro memoria

I. Name, registered office, duration and purpose of the Company
Art. 1 Name, registered office and duration
1.1 A joint stock corporation (public limited company) under the name Credit Suisse AG is established with its registered office in Zurich. Its duration is unlimited.
1.2 The Company may open branches, business offices and representative offices in Switzerland and abroad.
Art. 2 Purpose
2.1 The purpose of the Company is to operate as a bank. Its business covers all associated types of banking, finance, consultancy, service and trading activities in Switzerland and abroad.
2.2 The Company may form banks, finance companies and any other types of companies. It may also hold interests in and assume the management of such companies. It may also enter into joint ventures with such companies to provide business services to third parties.

2.3 The Company may acquire, mortgage and sell real estate in Switzerland and abroad.
II. Share capital, shares and participation capital
Art. 3 Share capital
3.1 The share capital amounts to CHF 4,399,665,200. It is divided into 43,996,652 fully paid-up registered shares with a par value of CHF 100 each.
3.2 In addition to the reserves prescribed by Swiss law, the General Meeting of Shareholders may resolve to create further reserves and can determine their purpose and use.
3.3 Registered shares may be converted into bearer shares at any time by an appropriate change in the articles of association.
Art. 4 Shares
4.1 The Company may issue certificates representing more than one share.
4.2 All share certificates shall bear the facsimile signatures of the Chairman and of one other Member of the Board of Directors.
4.3 The Company recognises only one representative for each share.
4.4 Deleted
4.5 The Company recognises as a shareholder any person whose name is entered in the Share Register.
Art. 4a Participation Capital
4a.1 The participation capital of the Company amounts to CHF 15,000 (fifteen thousand Swiss Francs) and is divided into 750,000 fully paid up registered participation securities of class A with a nominal value of CHF 0.01 each as well as 750,000 fully paid up registered participation securities of class B with a nominal value of CHF 0.01 each. All participation securities have to be signed by a member and the secretary of the board of directors.

4a.2 The participation securities of the different classes do not confer any voting rights or any rights related thereto.
4a.3 The legal provisions and the provisions contained in the articles of association pertaining to the share capital, the shares and the shareholders shall also apply to the participation capital, the participation securities of the different classes outstanding, and the holders of participation securities, provided there are no contrary provisions under the law or in the articles of association. Except for the preferred dividend entitlement as set forth in Article 4a.4, the participation securities of the different classes and their holders shall be treated pari passu.

4a.4 The participation securities of the different classes confer a right to a preferred dividend payment, provided that the general meeting declares such preferred dividend and further provided that the relevant provisions of the Swiss Code of Obligations and of the Federal Law on Banks and Savings Banks, as well as any other laws, regulations and legal provisions applicable to the Company are complied with. In particular, no preferred dividend may be declared or paid if and to the extent no balance sheet profit or free reserves are available for distribution or a preferred dividend payment would result in the breach of applicable capital adequacy or liquidity regulations. If the general meeting decides in any given financial year not to declare dividends, or to declare dividends in an amount not covering the full amount of the preferred dividend of the participation securities of the different classes, then the entitlement to the unpaid portion of the preferred dividend shall lapse and shall not be carried forward to any subsequent financial year.

4a.5 The preferred dividend pertaining to the different classes of participation securities shall be declared in full before any other dividend payment to the shareholders. Each holder of participation securities may waive its right to a preferred dividend, in which event corresponding distributable funds will be available for distribution to the shareholders, however, without prejudice to the rights of those holders of participation securities who did not waive their right to a preferred dividend. A dividend distribution in favour of the participation securities beyond the preferred dividend entitlement of the relevant class is excluded.

4a.6 Entitlement to the preferred dividend by holders of the participation securities of a certain class, subject to contrary provisions in regard to such class of participation securities, lapses if and to the extent, for the relevant financial year Credit Suisse Capital (Guernsey) I Limited, a subsidiary of the Company, or any other subsidiary of the Company, has declared, with the approval of the board of directors and the shareholders of Credit Suisse Capital (Guernsey) I Limited or the respective other subsidiary of the Company, a preferred payment in favour of the holders of the participation securities of such class for an amount at least equal to the preferred dividend entitlement of such class.

Art. 4b Participation securities Class A
4b.1 Subject to Article 4a.4, the participation securities of class A confer a right to an annual preferred dividend payment, expressed as a fixed rate of 8.25% calculated on the basis of the relevant contribution (as defined in Article 4b.5), payable in one or several instalments. In case any payment of a preferred dividend by the Company is subject to non-refundable deductions or retentions of taxes or duties, the general meeting can approve at its full discretion a dividend at a correspondingly higher percentage rate.

4b.2 The preferred dividend is, at the election of the holders of participation securities of class A, payable in Swiss Francs or U.S. Dollar.
4b.3 In the event of a liquidation of the Company, the participation securities of class A confer a right to a preferred portion of any liquidation proceeds vis-à-vis the holders of shares, up to the amount of the relevant contribution, payable at the election of the holders of participation securities of class A in Swiss Francs or U.S. Dollar. The amount of the relevant contribution shall be calculated in accordance with article 4b.5. In case any payment of liquidation proceeds by the Company is subject to non-refundable deductions or retentions of taxes or other duties, the general meeting can approve at its full discretion a participation in the liquidation proceeds at a correspondingly higher percentage rate. Any excess amount of the liquidation proceeds that remains after the entitlement to a preferred portion of the liquidation proceeds of the participation securities of class A and of the other classes has been satisfied shall be exclusively shared among the shareholders pursuant to the articles of association and applicable legal provisions.

4b.4 In accordance with the applicable provisions of the Code of Obligations, the Company shall have the right to repurchase the participation securities of class A that will be offered to it, at a price equal to the relevant contribution as defined in Article 4b.5 (net of non-refundable deductions or retentions of taxes or duties) without the Company being obliged to simultaneously extend such repurchase offer to holders of other classes of participation securities or the shareholders. The repurchase price is payable in Swiss francs or U.S. Dollar, as determined by the participants.

4b.5 For the purpose of this Article 4b the relevant contribution paid by the holders of participation securities of class A shall be:
a) if the relevant payment is to be made in U.S. Dollar: USD 1,999.99 per participation securities of class A, where the corresponding amount in Swiss Francs shall be determined on the basis of the exchange rate prevailing:

(i) in the case of a dividend payment, on the day such dividend is declared, further requiring that such amount shall be recorded in the minutes of the general meeting;
(ii) in the case of a payment of liquidation proceeds, on the day on which the liquidation proceeds are distributed;
(iii) in the case of a repurchase of the participation securities of class A in accordance with Article 4b.4, on the day on which the repurchase price is paid;
and
b) if the relevant payment is to be made in Swiss Francs: USD 1,999.99 converted into Swiss Francs at the exchange rate prevailing:
(i) in the case of a dividend payment, on the day such dividend is declared;
(ii) in the case of a payment of liquidation proceeds, on the day on which the liquidation proceeds are distributed; and
(iii) in the case of a repurchase of the participation securities in accordance with Article 4b.4 above, on the day on which the repurchase price is paid.
If the U.S. Dollar exchange rate goes up after the date on which the preferred dividend has been declared, the then outstanding amount of preferred dividend payable in U.S. Dollar shall be reduced if and to the extent the U.S. Dollar amount would exceed the original counter value in Swiss Francs, unless the Company has hedged itself against such currency fluctuations or the general meeting had approved the payment of such additional amount when declaring the preferred dividend for the financial year.

4b.6 The Company intends to use the entire aggregate issue price for the participation securities of class A of CHF 5,000 and the premium in an aggregate amount of USD 999,990,000 to acquire, pursuant to a subscription agreement or a similar agreement, to be entered into on June 27, 2008 or any later date, between Credit Suisse and its subsidiary, Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, one or more no par value, fully paid up, registered common shares in Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, for an aggregate maximum price of USD 999,995,000.

4b.7 The Company intends to use the entire aggregate issue price of the capital increase of June 20, 2008 for the participation securities of class A of CHF 1,000 and the premium in an aggregate amount of USD 199,998,000 to acquire, pursuant to a subscription agreement or a similar agreement, to be entered into on June 27, 2008 or any later date, between Credit Suisse and its subsidiary, Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, one or more no par value, fully paid up, registered common shares in Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, for an aggregate maximum price of USD 199,999,000.

4b.8 The Company intends to use the entire aggregate issue price of the capital increase of August 26, 2008 for the participation securities of class A of CHF 1,500 and the premium in an aggregate amount of USD 299,997,000 to acquire, pursuant to a subscription agreement or a similar agreement, to be entered into on September 2, 2008 or any other date, between Credit Suisse and its subsidiary, Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, one or more no par value, fully paid up, registered common shares in Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, for an aggregate maximum price of USD 299,998,500.

Art. 4c Participation securities Class B
4c.1 Subject to Article 4a.4, the participation securities of class B confer a right to an annual preferred dividend payment, expressed as a fixed rate of 7.875% calculated on the basis of the relevant contribution (as defined in Article 4c.5), payable at full discretion of the general meeting, in full or in part in one or several instalments. In case any payment of a preferred dividend by the Company is subject to non-refundable deductions or retentions of taxes or duties, the general meeting can approve at its full discretion a dividend at a correspondingly higher percentage rate. Entitlement to the preferred dividend on the participation securities of class B lapses if and to the extent, for the relevant financial year, Credit Suisse Capital (Guernsey) I Limited, a subsidiary of the Company, or any other subsidiary of the Company, has declared, with the approval of the board of directors and the shareholders of Credit Suisse Capital (Guernsey) I Limited or the respective other subsidiary of the Company, a preferred payment in favour of the holders of the participation securities of class B, for an amount which is at least equal to the preferred dividend entitlement of the participation securities of class B according to article 4c.1 para. 1 or which, together with a preferred dividend payment by the Company on the participation securities of class B in respect of the same dividend payment date, is at least equal to full dividend entitlement of the participation securities of class B according to article 4c.1 para. 1 in respect of that dividend payment date.

4c.2 The preferred dividend is, at the election of the holders of participation securities of class B, payable in Swiss Francs or U.S. Dollar.
4c.3 In the event of a liquidation of the Company, the participation securities of class B confer a right to a preferred portion of any liquidation proceeds vis-à-vis the holders of shares, up to the amount of the relevant contribution, payable at the election of the holders of participation securities of class B in Swiss Francs or U.S. Dollar. The amount of the relevant contribution shall be calculated in accordance with article 4c.5. In case any payment of liquidation proceeds by the Company is subject to non-refundable deductions or retentions of taxes or other duties, the general meeting can approve at its full discretion a participation in the liquidation proceeds at a correspondingly higher percentage rate. Any excess amount of the liquidation proceeds that remains after the entitlement to a preferred portion of the liquidation proceeds of the participation securities of class B and of the other classes has been satisfied shall be exclusively shared among the shareholders pursuant to the articles of association and applicable legal provisions.

4c.4 In accordance with the applicable provisions of the Code of Obligations, the Company shall have the right to repurchase the participation securities of class B that will be offered to it, at a price equal to the relevant contribution as defined in Article 4c.5 (net of non-refundable deductions or retentions of taxes or duties) without the Company being obliged to simultaneously extend such repurchase offer to holders of other classes of participation securities or the shareholders. The repurchase price is payable in Swiss francs or U.S. Dollar, as determined by the participants.

4c.5 For the purpose of this Article 4c the relevant contribution paid by the holders of participation securities of class B shall be:
a) if the relevant payment is to be made in U.S. Dollar: USD 1,999.99 per participation securities of class B, where the corresponding amount in Swiss Francs shall be determined on the basis of the exchange rate prevailing:

(i) in the case of a dividend payment, on the day such dividend is declared, further requiring that such amount shall be recorded in the minutes of the general meeting;
(ii) in the case of a payment of liquidation proceeds, on the day on which the liquidation proceeds are distributed;
(iii) in the case of a repurchase of the participation securities of class B in accordance with Article 4c.4, on the day on which the repurchase price is paid;
and
b) if the relevant payment is to be made in Swiss Francs: USD 1,999.99 converted into Swiss Francs at the exchange rate prevailing:
(i) in the case of a dividend payment, on the day such dividend is declared;
(ii) in the case of a payment of liquidation proceeds, on the day on which the liquidation proceeds are distributed; and
(iii) in the case of a repurchase of the participation securities in accordance with Article 4c.4 above, on the day on which the repurchase price is paid.
If the U.S. Dollar exchange rate goes up after the date on which the preferred dividend has been declared, the then outstanding amount of preferred dividend payable in U.S. Dollar shall be reduced if and to the extent the U.S. Dollar amount would exceed the original counter value in Swiss Francs, unless the Company has hedged itself against such currency fluctuations or the general meeting had approved the payment of such additional amount when declaring the preferred dividend for the financial year.

4c.6 The Company intends to use the entire aggregate issue price for the participation securities of class B of CHF 7,500 and the premium in an aggregate amount of USD 1,499,985,000 to acquire, pursuant to a subscription agreement or a similar agreement, to be entered into on August 10, 2010 or any later date, between Credit Suisse AG and its subsidiary, Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, one or more no par value, fully paid up, registered common shares in Credit Suisse Capital (Guernsey) I Limited, St. Peter Port, Guernsey, for an aggregate maximum price of USD 1.499,992,500.

III. The governing bodies of the Company
Art. 5 General Meeting of Shareholders
5.1 The ordinary General Meeting of Shareholders shall take place annually within six months of the close of the business year. The powers of the General Meeting are as defined by law.
5.2 The General Meeting of Shareholders is convened by the Board of Directors or by the external auditors or by other persons in whom authority to do so has been vested by law.
5.3 An extraordinary General Meeting of Shareholders shall take place when the Board of Directors considers this necessary or when requested by shareholders representing at least one-tenth of the share capital. Requests by shareholders to call a meeting are to be in writing, are to be signed by those requesting the meeting and are to state the reason for the meeting.

5.4 The agenda of the meeting shall also include proposals which have been submitted in writing in good time before notice of the meeting is issued by one or more shareholders representing shares with a total par value of CHF 1 m. At the same time shares of the Company with a total par value of at least CHF 1 m are to be deposited with the Company. These shares are to remain in the custody of the Company until the day after the General Meeting of Shareholders.

5.5 Notice of the General Meeting of Shareholders shall be published at least 20 days before the date of the meeting and shall state the time and the place at which the meeting is to be held, the business to be transacted and the proposals.

5.6 At the General Meeting of Shareholders, each share carries one vote. A shareholder may appoint a non-shareholder to act as his or her proxy at the meeting. The Board of Directors shall issue regulations as to what constitutes acceptable proof of entitlement to voting rights.

5.7 The Chairman of the Board of Directors shall preside over the General Meeting of Shareholders or, in his absence, a Vice-Chairman or other Member of the Board designated by the Board. The General Meeting of Shareholders shall elect, by a show of hands, the tellers to count the votes of the meeting. Members of the Board of Directors, Members of the Executive Board and its Committees and the Statutory Auditors may not be elected as tellers. The Board of Directors shall appoint a secretary to take the minutes. The secretary need not be a shareholder. The minutes shall be signed by the person chairing the meeting and by the secretary.

5.8 The General Meeting of Shareholders may pass resolutions regardless of the number of shareholders present at the meeting or represented by proxy. A majority of at least two-thirds of the votes represented and an absolute majority of the share capital represented is, however, required for:

– the conversion of registered shares into bearer shares
– the dissolution of the Company
This article is subject to the mandatory provisions of the law and other provisions of these articles of association.
5.9 The General Meeting of Shareholders shall adopt resolutions and decide elections by an absolute majority of the votes cast, except as otherwise prescribed by the mandatory provisions of the law or by other provisions of these articles of association. In the case of a tied vote, elections shall be decided by the drawing of lots and resolutions by the casting vote of the person chairing the meeting.

5.10 As a rule, votes and elections shall be conducted by a show of hands. However, a written ballot shall be held if the person chairing the meeting so directs.
Art. 6 Board of Directors
6.1 The Board of Directors consists of at least seven Members elected by the General Meeting of Shareholders for a term of three years. Members of the Board of Directors are eligible for re-election.
6.2 Each year the Board of Directors shall elect a Chairman and one or two Vice-Chairmen from among its members. Should these officers all be simultaneously unavailable, the Board of Directors shall designate another Member of the Board as a special deputy. The Board of Directors shall nominate a secretary to take the minutes. The secretary does not need to be a Member of the Board.

6.3 The Board of Directors is charged with ultimate responsibility for the management, supervision and control of the Company’s operations. It shall decide upon all matters relating to the Company’s business which have not been reserved for other governing bodies of the Company by law, by these articles of association or by regulations of the Company. The Management of the company shall be delegated to the Executive Board and its Committees in accordance with the provisions of Swiss banking law and with the regulations governing the Company’s organisation and operations. The Board of Directors is authorised to appoint committees from among its members and to delegate to them some of its powers. It may appoint advisory boards whose duties and authorities it determines.

6.4 The Board of Directors shall have, in particular, the following duties and responsibilities in connection with the supervision of the Company’s operations:
a) to determine the organisation of the Company by issuing the necessary regulations governing the organisation and the allocation of powers of authorisation;
b) to make provision for the Company’s accounting, financial control and financial planning;
c) to appoint and discharge the official management bodies and to grant signatory authority to these management bodies; the appointment of further persons with signatory authority, including holders of procuration and commercial mandate holders, lies within the authority of the official management bodies as defined in the Regulations Governing the Conduct of Business;

d) to make resolutions concerning Group strategy for those companies which come under its management and concerning other matters which are reserved for the Board of Directors by the regulations governing the Company’s organisation and operations;

e) to notify the court if liabilities exceed assets;
f) to appoint a recognised firm of auditors as external auditors, in accordance with the requirements of Swiss banking law;
g) to prepare the annual report, make arrangements for the General Meeting of Shareholders and carry out the resolutions of the General Meeting of Shareholders.
6.5 The supervision and control of the management of the Company’s business involves the following main duties and responsibilities:
a) to supervise the persons entrusted with the management of the Company, notably with respect to their compliance with the law, the articles of association, regulations and internal directives;
b) to review the annual financial statements of the parent company and of the Group, together with the quarterly and half-yearly figures;
c) to receive periodic reports on the course of business and on the Group’s financial condition;
d) to review reports on the audits carried out by the external auditors and the Group’s external auditors.
6.6 The Board of Directors shall meet as often as business requires. The Chairman shall call additional meetings if a Member of the Board of Directors so requests and states the reason for such request. Resolutions on a particular proposal may be passed by written consent unless a Member of the Board of Directors requests verbal discussion of the matter. For the board of directors to pass resolutions a quorum, or in case of circular resolutions, the consent of a majority of the board members is required. No quorum is required for the board of directors to resolve an authorised capital increase, to ascertain an ordinary or authorised capital increase and to resolve the corresponding amendment of the articles of incorporation. The adoption of resolutions by the Board of Directors requires an absolute majority of the votes cast. In the case of a tied vote, the person chairing the meeting shall have the casting vote.

6.7 In addition to their expenses, Members of the Board of Directors and its committees, shall be entitled to receive appropriate remuneration, according to their level of responsibility and the demands made on them, in an amount to be determined by the Board. Their expenses shall be reimbursed.

Art. 7 Executive Board and its Committees
The management organisation and the duties and authorities of the Executive Board and its Committees are set forth in the regulations governing the Company’s organisation and operations.
Art. 8 External auditors and the Group’s external auditors
8.1 Every year the ordinary General Meeting of Shareholders appoints the external auditors and the Group’s external auditors for the current financial year.
8.2 The General Meeting of Shareholders may appoint special external auditors for a term of office of three years to provide the audit confirmations required in the event of increases in share capital.

IV. Corporate Signature
Art. 9 9.1 As a rule, a document signed on behalf of the Company is binding on the Company only when it carries the signatures of two persons authorised to sign the document concerned.
9.2 The Executive Board and its Committees may order
– that certain routine business documents are to be signed by one authorised signatory only;
– that certain routine business documents can be signed by mechanical means (facsimile signatures);
– that especially large-volume bulk correspondence need not be signed.
9.3 Any deviation from the principle of collective signature is to be brought to the attention of customers in an appropriate manner.
V. Financial statements and allocation of the disposable profit
Art. 10 10.1 The Company’s financial year shall be determined by the Board of Directors.
10.2 The annual financial statements of the parent company and the Group financial statements shall be drawn up and the disposable profit allocated in accordance with the provisions of the law.
VI. Official notices

Art. 11
The Company shall publish its notices and announcements in the Swiss Commercial Gazette (“Schweizerisches Handelsamtsblatt”). Announcements for and notices to shareholders and others shall be published in the Swiss Commercial Gazette, except where the law prescribes some other manner of notification. The Board of Directors may designate other forms of publication.

VII. Pro memoria
Art. 12 12.1 Deleted
12.2 Deleted
12.3 Deleted
12.4 Deleted
12.5 Deleted
12.6 In accordance with the agreement on non-cash capital contributions of 6 July 1999, the Company has acquired from Credit Suisse Group, Zurich, 1,000 non-voting common stock, with a par value of USD 0.01 per share, and 700 class A voting common stock, with a par value of USD 0.01 per share, of Warburg Pincus Asset Management Holdings, Inc., Delaware, USA, with a total value and at a total price of CHF 688,815,000. Settlement has been effected by transfer to Credit Suisse Group, Zurich, of 765,350 fully paid-in registered shares of the Company with a par value of CHF 100 per share. The issue price per share is CHF 900. The sum of CHF 612,280,000, being the amount by which the price paid exceeds the par value of the new shares (CHF 76,535,000), is retained by the Company as a share premium.

12.7 In accordance with the agreement on non-cash capital contributions of 3 November 2000, the Company has acquired from Credit Suisse Group, Zürich, 64,029,782 Common Shares, with a par value of USD 0.10 per share, of Donaldson, Lufkin & Jenrette Inc., Delaware, with a total value and a total price of CHF 8,502,828,693.50. Settlement has been effected by transfer to Credit Suisse Group of 10,628,536 fully paid-in registered shares of the Company with a par value of CHF 100 per share. The issue price per share is CHF 800 (rounded). The sum of CHF 7,439,975,093.50, being the amount by which the price paid exceeds the par value of the new shares (CHF 1,062,853,600), is retained by the Company as a share premium.

Zurich, August 5, 2010

CREDIT SUISSE AG
Paradeplatz 8
CH-8070 Zurich
Switzerland

www.credit-suisse.com